UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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The Alger Institutional Funds

(Name of Registrant as Specified In Its Charter)

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Your vote is needed!

Dear Shareholder,

We deeply appreciate the trust, loyalty, and confidence you have shown as a valued owner of Alger Focus Equity Fund. As a longtime investor, you have played a vital role in our shared success.

As we plan for the future, your perspective and participation in our upcoming shareholder meeting—now scheduled for August 1, 2025—are especially important. The Board recommends a vote in favor of the proposal, but above all, we want to ensure your vote is counted, whether you choose to support, oppose, or abstain. If you decide to abstain, your vote will be counted as present at the meeting, but it will not be in favor of or against the proposal.

Your engagement is crucial. If we do not receive enough votes, we may need to hold additional meetings, which can result in unnecessary costs to the Fund. By casting your vote now, you help us avoid these expenses and enable us to continue managing the Fund efficiently.

Voting is easy and can be done in several ways—please refer to the instructions below.

Thank you again for your commitment and for making your voice heard in this important process.

With warm regards,

Alger Focus Equity Fund

Important information!

Dear Shareholder,

As a valued member of our shareholder community, your involvement is important to us, and we want to take a moment to say thank you. If you were a shareholder as of March 6, 2025, you should have received proxy materials for the upcoming shareholder meeting.

If you have already participated and cast your vote, we sincerely appreciate your engagement and thank you for taking the time to make your voice heard.

If you have not yet had an opportunity to vote, we encourage you to follow the instructions on the ballot previously mailed to you to vote using your control number. You may also call 1-833-215-7516 to vote without a control number. If you need a reprint of your ballot, please contact your financial advisor.

Whether you choose to support the Board’s recommendations, vote otherwise, or even abstain, your participation is valuable. Should you decide to abstain, your presence will be counted for quorum purposes, though it will not be registered as a vote for or against.

Once again, thank you for your support and for being an integral part of our community. Your participation contributes to the strength and direction of our fund. We look forward to continuing to serve your interests and appreciate your attention to this year’s special meeting vote.

Thank you for your support of the Alger Focus Equity Fund.